UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2021
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bluebird bio, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (339) 499-9300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLUE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 14, 2021, bluebird bio, Inc. (the “Company”) entered into a sub-sublease agreement (the “Sub-sublease”) with Meta Platforms, Inc. (“Meta”) for office space located in the building located at 50 Binney Street in Cambridge, MA (the “Premises”), that is the subject of a sublease agreement by and between the Company and Aventis Inc., dated April 16, 2019 as amended and currently in effect, and a master lease agreement by and between Aventis Inc. and ARE-MA Region No. 40, LLC, dated, March 25, 2015 as amended and currently in effect. The Company’s purpose for entering into the Sub-sublease is to reduce its real estate commitments, in light of the completion of the November 4, 2021 spinoff of its oncology programs and portfolios into 2seventy bio, Inc., an independent, publicly-traded entity.

Under the terms of the Sub-sublease, and subject to the consent of Aventis Inc. and ARE-MA Region No. 40, LLC to the Sub-sublease, Meta will lease the entirety of the Premises at a fixed annual rent of approximately $28 million, subject to annual increases, plus certain operating expenses and taxes, beginning upon the later of (i) the receipt of the aforementioned consents; or (ii) the delivery of the Premises to Meta, and ending on December 31, 2030, unless either terminated or extended by the parties in accordance with the terms of the Sub-sublease. If the Company has not delivered the Premises to Meta prior to December 31, 2022, then Meta shall have the right to terminate the Sub-sublease in its entirety.

The foregoing description of the terms of the Sub-sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the Sub-sublease, which will be filed with the Company’s Annual Report on Form 10-K for the period ending on December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2021	bluebird bio, Inc.

	By:	/s/ Helen C. Fu
Helen C. Fu
Senior Vice President, General Counsel and Secretary